Exhibit 24

Power of Attorney

Each director and/or officer of American Eagle Outfitters, Inc. (the “Corporation”) whose signature appears below hereby appoints Neil Bulman, Jr. or Dale E. Clifton as his or her attorneys or either of them individually as his or her attorney, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended January 28, 2006, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands as of March 30, 2006.

Signature	Title

/s/ James V. O’Donnell James V. O’Donnell	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Roger S. Markfield Roger S. Markfield	Vice-Chairman and Director

/s/ Dale E. Clifton Dale E. Clifton	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer, Interim Principal Financial Officer)

/s/ Jay L. Schottenstein Jay L. Schottenstein	Chairman of the Board and Director

/s/ Jon P. Diamond Jon P. Diamond	Director

/s/ Michael G. Jesselson Michael G. Jesselson	Director

/s/ Robert R. McMaster Robert R. McMaster	Director

/s/ Janice E. Page Janice E. Page	Director

/s/ J. Thomas Presby J. Thomas Presby	Director

/s/ Gerald E. Wedren Gerald E. Wedren	Director

/s/ Larry M. Wolf Larry M. Wolf	Director